UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 24, 2014 (November 20, 2014)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware (State of Incorporation)	001-33139 001-07541 (Commission File Number)	20-3530539 13-1938568 (I.R.S. Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices,
including zip code)

(239) 552-5800
(239) 552-5800
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On November 20, 2014, Hertz Global Holdings, Inc. (“HGH”) announced that the board of directors of HGH (the “Board”) appointed John P. Tague as Chief Executive Officer of HGH and The Hertz Corporation (“THC” and together with HGH, “Hertz” or the “Company”) and a director of Hertz.  A copy of the press release issued by HGH is attached as Exhibit 99.1 and is incorporated herein by reference.  Mr. Tague commenced employment with Hertz on November 21, 2014, succeeding interim Chief Executive Officer of the Company, Brian MacDonald, who was reappointed to his role as Chief Executive Officer of Hertz Equipment Rental Corporation.

Prior to joining Hertz, Mr. Tague, age 52, served as Chief Executive Officer of Greatwide Logistics Services, LLC, where he oversaw the merger between Greatwide Logistics Services and Cardinal Logistics Management, Inc. in 2013, creating one of the largest U.S. providers of dedicated transportation.  Mr. Tague has since served as Chairman and Chief Executive Officer of the combined company, Cardinal Logistics Holdings.  Mr. Tague previously spent eight years at United Airlines, Inc. and UAL Corporation, where he served in a number of leadership roles, including President and Chief Operating Officer.  He served as President of United Airlines and Executive Vice President of UAL Corporation until the closing of United’s merger with Continental Airlines in 2010.  In that role, Mr. Tague was responsible for all airline management functions, including actions to modernize the fleet.

In connection with Mr. Tague’s appointment as Chief Executive Officer, the Company and Mr. Tague executed a term sheet, which is summarized below, setting forth the material terms of an employment agreement, equity award agreements and a change in control agreement.  These employment arrangements, which contemplate a significant equity investment by Mr. Tague and provide a substantial amount of Mr. Tague’s compensation in the form of equity-based awards that vest subject to the satisfaction of both service and performance goals, are designed to align Mr. Tague’s interests with those of the Company’s stockholders.  The Board currently anticipates that Mr. Tague will receive no further grants of equity awards through the end of 2017.

Employment Period	November 21, 2014 through December 31, 2017
Equity Investment
Mr. Tague has offered to invest $2,000,000 of his own funds in shares of HGH common stock, which he has committed to hold at least through December 31, 2017 or an earlier termination of employment.  The Board endorses Mr. Tague’s investment as demonstrative of his commitment to the Company.

Annual Base Salary	$1,450,000
Annual Bonus
Target opportunity of 150% of Mr. Tague’s annual base salary, with the actual amount subject to the satisfaction of performance goals.  For 2014 and 2015, 60% of Mr. Tague’s target bonus opportunity will be guaranteed if he remains employed by HGH through the payment date, which amount will be prorated for Mr. Tague’s period of employment in 2014.

Option Grant
Upon commencing employment, Mr. Tague was granted options to purchase 1,000,000 shares of HGH common stock with the following vesting terms:

• 50% of the option grant (the “transition options”) will vest on December 31, 2015 if Mr. Tague develops and presents a business plan by June 30, 2015 that is approved by the Board (the “business plan goal”), and a  management team that is reasonably acceptable to the Board is in place by December 31, 2015, subject to Mr. Tague’s continued employment through the vesting date.  The transition options will expire no later than December 31, 2019.

• 50% of the option grant (the “performance options”) will vest on December 31, 2017, subject to the satisfaction of revenue efficiency metrics in respect of the period from 2015-2017 to be developed by the Compensation Committee of the Board with input from Mr. Tague, and Mr. Tague’s continued employment through the vesting date.   The performance options will expire no later than June 30, 2020.

Performance Stock Units
As soon as the Form S-8 regarding the HGH 2008 Omnibus Incentive Plan which is on file with the Securities and Exchange Commission becomes effective, Mr. Tague will be granted performance-vesting stock units with a target opportunity of 350,000 shares of HGH common stock and a maximum opportunity of 525,000 shares of HGH common stock, which will vest on December 31, 2017 subject to the satisfaction of revenue efficiency metrics to be developed by the Compensation Committee of the Board in respect of the period from 2015-2017, and Mr. Tague’s continued employment through the vesting date.

Employee Benefits
Mr. Tague will be eligible for employee benefits and fringe benefits on the same basis as other senior executives of the Company, including reimbursement of certain expenses incurred in connection with his relocation to Estero, Florida.

Qualifying Termination
In the event that Mr. Tague’s employment were terminated by the Company without cause, by Mr. Tague for good reason or due to death or disability, Mr. Tague would be entitled to vesting of the stock options and performance stock units described above, prorated based on the portion of the Employment Period elapsed as of the date of termination, and with performance metrics deemed satisfied (in the case of the transition options) or satisfied at target levels (in the case of the performance options or performance stock units).  These vesting terms shall apply to the transition options only in the event of a qualifying termination (i) prior to a determination by the Board that Mr. Tague has not attained the business plan goal or (ii) if the business plan goal has been attained, prior to January 1, 2016.  Any vested options shall remain exercisable for 90 days following the date of such termination.  If Mr. Tague were to remain employed through the end of the Employment Period, his vested options would remain exercisable until the expiration of the applicable term on any termination other than for cause.

Mr. Tague is not entitled to participate in any of the Company’s severance policies, and will not be entitled to any cash severance benefits on account of a termination of employment other than in connection with a change in control pursuant to the change in control agreement referenced immediately below, other than accrued amounts and certain relocation benefits.

Change-in-Control Benefits
Mr. Tague has entered into a change in control agreement in substantially the form provided to other executive officers of the Company, which form was included with HGH’s Current Report on Form 8-K filed on June 1, 2010 and modified by the amendment included with THC’s Registration Statement on Form S-4 filed on January 31, 2013.  Mr. Tague’s severance multiple under his change in control agreement is 2.5.

Restrictive Covenants
Mr. Tague is subject to restrictions on competition and solicitation of employees and customers, clients and distributors of the Company and its affiliates, while employed and for two years following termination of employment for any reason.  He is also subject to a perpetual confidentiality commitment.

The foregoing summary of the term sheet with Mr. Tague does not purport to be complete and is qualified in its entirety by reference to the employment term sheet, which is included as Exhibit 10.1 hereto and incorporated herein by reference.  Once finalized, the employment arrangements will be included in an amendment to this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description

10.1	Term Sheet for Employment Arrangements with Chief Executive Officer, dated as of November 20, 2014, between Hertz Global Holdings, Inc. and John P. Tague.
99.1	Press Release, November 20, 2014.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “preliminary,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Some important factors that could affect the Company’s actual results include, among others, the thorough review of the Company’s internal financial records that is being conducted, additional time that may be required to complete the review, the ability of the Company to remediate any material weakness in its internal control over financial reporting, the Company’s ability to obtain the waivers described in this report and the final terms and conditions of those waivers, the ability of the Company’s lenders to exercise any other remedies under the Company’s indebtedness, the final results of the SEC’s inquiry or any other governmental inquiries or investigations and those that may be disclosed from time to time in subsequent reports filed with the SEC and those described under “Risk Factors” set forth in Item 1A of the annual report on Form 10-K/A for the year ended December 31, 2013 of the Company.  You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date: November 24, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Term Sheet for Employment Arrangements with Chief Executive Officer, dated as of November 20, 2014, between Hertz Global Holdings, Inc. and John P. Tague.
99.1	Press Release, November 20, 2014.